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                                   EXHIBIT 5.1



                                                 December 7, 2001


Bruker AXS Inc.
5465 East Cheryl Parkway
Madison, WI  53711

Ladies and Gentlemen:

         We have acted as counsel to Bruker AXS Inc., a Delaware corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 10,350,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 (File No. 333-66066) (as such may thereafter be amended or supplemented, the "Registration Statement"). The Common Stock includes 9,000,000 shares to be sold by the Company and an additional 1,350,000 shares which may be sold by the Company upon exercise of the underwriters' over-allotment option described in the Registration Statement.

         As such counsel, we have examined (i) certain corporate records of the Company, including its Amended and Restated Certificate of Incorporation to be filed upon effectiveness of the Registration Statement, its Amended and Restated Bylaws, its stock records and Minutes of Meetings of its Board of Directors;
(ii) a Certificate of the Secretary of State of the State of Delaware as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a validly existing corporation under the laws of the State of Delaware.

         2. When issued and sold under the circumstances contemplated in the Registration Statement, the shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                               Very truly yours,




                                               HUTCHINS, WHEELER & DITTMAR
                                               A Professional Corporation